 First Health Group Corp. and Subsidiaries                EXHIBIT 11
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (Unaudited)

                                               Three Months Ended June 30,
                                               ---------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $20,533,000   $16,950,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,696,000    51,288,000

   Other issuances of common stock ......           278,000        50,000

   Purchases of treasury stock ..........            (4,000)     (912,000)
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        47,970,000    50,426,000
                                                 ==========    ==========
 Net income  per common share............       $       .43   $       .34
                                                 ==========    ==========


                                                Six Months Ended June 30,
                                                -------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $40,145,000   $34,530,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,656,000    53,463,000

   Other issuances of common stock ......           619,000        86,000

   Purchases of treasury stock ..........          (413,000)   (1,917,000)
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        47,862,000    51,632,000
                                                 ==========    ==========
 Net income  per common share............       $       .84   $       .67
                                                 ==========    ==========


 First Health Group Corp. and Subsidiaries                EXHIBIT 11
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (Unaudited)

                                               Three Months Ended June 30,
                                               ---------------------------
                                                    2000          1999
                                                 ----------    ----------
 Net income .............................       $20,533,000   $16,950,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,696,000    51,288,000

   Other issuances of common stock ......           278,000        50,000

   Purchases of treasury stock ..........            (4,000)     (912,000)

   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options     2,014,000       361,000
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        49,984,000    50,787,000
                                                 ==========    ==========
 Net income per common share.............       $       .41   $       .33
                                                 ==========    ==========


                                                Six Months Ended June 30,
                                                -------------------------
                                                    2000            1999
                                                 ----------    ----------
 Net income .............................       $40,145,000   $34,530,000
                                                 ==========    ==========
 Weighted average number of common shares
   outstanding:

   Shares outstanding from beginning of period   47,656,000    53,463,000

   Other issuances of common stock ......           619,000        86,000

   Purchases of treasury stock ..........          (413,000)   (1,917,000)

   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options     1,910,000       367,000
                                                 ----------    ----------
 Weighted average common and common share
   equivalents...........................        49,772,000    51,999,000
                                                 ==========    ==========
 Net income per common share.............       $       .81   $       .66
                                                 ==========    ==========